Exhibit 99.1

Contact:

Jody Burfening/Amy Gibbons

Lippert/Heilshorn & Associates

(212) 838-3777

investorrelations@adamcorp.com

A.D.A.M., Inc. Announces Second Quarter Financial Results

Content Licensing Revenue Increases 7%

ATLANTA — August 11, 2009 — A.D.A.M., Inc. (Nasdaq: ADAM), a leading provider of health information and benefit technology solutions, announced financial results for the second quarter ended June 30, 2009.

“We experienced a noticeable increase in activity levels and contract volume in the second quarter primarily for Benergy and our online enrollment solution,” said Kevin Noland, A.D.A.M.’s president and chief executive officer. “This is reflective of a more receptive employer spending environment and the normal seasonality of our enrollment business. Also, we’ve seen good growth of our sales pipeline for new enrollment opportunities as a result of our expanded sales efforts, which should result in positive bookings for the last half of the year. In addition, we have an aggressive delivery schedule over the next two quarters of new products and product enhancements to drive Benergy growth and improve retention of our broker partners. Our health content business also continues to grow, a result of new product initiatives and new customers.”

Second Quarter Highlights

License revenues for the second quarter ended June 30, 2009 were $6.5 million, compared to $6.3 million in the second quarter of 2008, and $6.2 million in the first quarter of 2009. The increase from the prior year and sequentially primarily reflects an increase in health content license revenue of 7% and 5% respectively.

Total revenues for the second quarter ended June 30, 2009 were $7.1 million, compared to $7.2 million in the second quarter of 2008. The change reflects a lower level of Benergy professional services provided in 2009.

During the second quarter of 2009, the company recorded a restructuring charge of $1.4 million, which was an adjustment to its charge for its 2008 facility consolidation program. The charge reflects a loss of sub-lease receipts for its Uniondale, NY office facility. The Uniondale facilities are no longer being used by the company, and the company expects no further charges relating to this facility.

Non-GAAP operating income was $1.2 million, or 17% of revenues, compared to $1.3 million or 18% of revenues for the same period a year ago. Non-GAAP operating income excludes charges for stock-based compensation and the restructuring charge.

Cash flow, as measured by Adjusted EBITDA was $1.8 million, or 26% of revenues, for the second quarter ended June 30, 2009, as compared to $1.9 million or 26% of revenues for the same period a year ago. At June 30, 2009, the company had cash and cash equivalents of $2.2 million as compared to $1.4 million at December 31, 2008.

Net loss for the second quarter ended June 30, 2009, which included the $1.4 million restructuring charge, was $463,000 or $0.05 per share on a diluted basis as compared to a profit of $810,000 or $0.08 per share on a diluted basis for the second quarter of 2008.

Non-GAAP net income, which excludes charges for stock-based compensation, amortization of purchased intangibles and restructuring charges was $1.3 million, a 10% increase from the same period a year ago.

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A.D.A.M. Announces Second Quarter Financial Results

August 11, 2009

“We are encouraged by the number of new customer wins in the second quarter. A.D.A.M. continues to deliver solid profits from operations, and we believe we are well positioned to capitalize on our strengths in health content and employer and broker services. The value of our brands, the size of our distribution network and an aggressive product roadmap, will help us build long-term growth for our company,” said Mr. Noland.

Conference Call

To access the call in the U.S., please dial 866-900-2647 and for international callers, dial 706-758-3362 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at http://www.adam.com.

In addition, a replay of the call will be available via telephone for one week, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 800-642-1687 and for international callers, dial 706-645-9291. The pass code is 19709965.

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, all of which primarily exclude the effects of amortization of intangible assets, stock-based compensation, acquisition related expenses, facility consolidation charges, debt refinancing costs, the income tax benefits from valuation of future tax loss carryforwards and a goodwill impairment charge.

Our management considers the total return of an investment we have made in an acquisition (i.e., operating profit generated as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Thus, because the purchase price for an acquisition does not necessarily reflect the accounting value assigned to intangible assets, including customer lists and goodwill, when analyzing the return provided by the acquisition in subsequent periods, our management, for planning and evaluation purposes, excludes the GAAP impact of acquired intangible assets, goodwill impairment charges and other acquisition related expenses to our financial results. We believe that such an approach is useful in understanding the long-term return provided by an acquisition and that our investors benefit from a supplemental non-GAAP financial measure that adjusts for the accounting expense associated with acquired intangible assets.

Similarly, we believe that excluding stock-based compensation expense provides supplemental information and an alternative presentation useful to investors’ understanding of our operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

We also believe that, in excluding stock-based compensation, amortization of intangible assets, facility consolidation and the other listed items in the GAAP to Non-GAAP reconciliation schedules, our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

We believe that the presentation of non-GAAP operational measures of adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These non-GAAP operational measures have historically been used as key performance metrics by our senior management as they evaluate the performance of the consolidated financial results. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period. The expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. Management believes that the use of each of these non-GAAP financial measures provides enhanced consistency and comparability with our past financial reports. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance.

A.D.A.M. Announces Second Quarter Financial Results

August 11, 2009

We believe that each of these operational measures is useful to investors in their assessment of our operating performance and the valuation of our company. Adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are significant measures used by management for:

•	Reporting our financial results and forecasts to our board of directors;
•	Evaluating the operating performance of our company;
•	Managing and comparing performance internally and externally against our peers; and
•	Establishing internal operating targets.

These non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, are used by us as broad measures of financial performance that encompass our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenues associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. The limitations in relying on our non-GAAP financial measures include the fact that the adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA operational measures do not include the impact of stock-based compensation expense or the effects of amortization of intangible assets, acquisition related expenses and other charges. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM) is a leading provider of health information and benefits technology solutions to healthcare organizations, employers, consumers, and educational institutions. A.D.A.M.’s portfolio of products includes its award-winning Multimedia Encyclopedia and Benergy®, the leading benefits communication and healthcare decision support platform for small and mid-sized employers. A.D.A.M. content and technology solutions help consumers better understand their health, wellness and benefits, while helping healthcare organizations and employers reduce the costs of healthcare and benefits administration. For more information, visit http://www.adam.com or call 1-800-755-ADAM.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially revenue, net income, cash flow, are not guarantees of future performance and involve a number of risks and uncertainties that can be difficult to predict and that could cause actual results, performance or developments to differ materially. Factors that could affect the company's actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company's health information, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. undertakes no obligation or duty to update or revise any of its forward-looking statements whether as a result of new information, future events, circumstances or otherwise.

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A.D.A.M., Inc.

Consolidated Statements of Operations

A.D.A.M. Announces Second Quarter Financial Results

August 11, 2009

Second Quarter, 2009

Numbers in thousands, except per share data

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

Second Quarter, 2009

Numbers in thousands, except per share data

A.D.A.M., Inc.

Consolidated Balance Sheets

Numbers in thousands

A.D.A.M., Inc.

Consolidated Statements of Cash Flows

Numbers in thousands

A.D.A.M., Inc.

Consolidated Statements of Operations (Unaudited)

Second Quarter, 2009 and 2008

(numbers in thousands, except per share data)

	Three Months Ended June 30,				% Increase (Decrease)
	2009	% of Revenues	2008	% of Revenues
Revenues, net:
Licensing	$6,528	92%	$6,330	88%	3%
Product	340	5%	316	4%	8%
Professional services and other	204	3%	543	8%	-62%

Total revenues, net	7,072	100%	7,189	100%	-2%

Cost of revenues:
Cost of revenues	1,064	15%	921	13%	16%
Cost of revenues – amortization	512	7%	465	6%	10%

Total cost of revenues	1,576	22%	1,386	19%	14%

Gross profit	5,496	78%	5,803	81%	-5%

Operating expenses:
Product and content development	1,445	20%	1,197	17%	21%
Sales and marketing	1,831	26%	2,157	30%	-15%
General and administrative	1,161	16%	1,298	18%	-11%
Restructuring costs	1,408	20%	—	0%	(a )

Total operating expenses	5,845	83%	4,652	65%	26%

Operating income (loss)	(349)	-5%	1,151	16%	-130%

Interest expense, net	114	2%	341	5%	-67%

Income before income taxes	(463)	-7%	810	11%	-157%
Income tax benefit	—	0%	—	0%	(a )

Net income (loss)	$(463)	-7%	$810	11%	-157%

Earnings per share
Basic	$(0.05)		$0.08
Diluted	$(0.05)		$0.08
Weighted average common shares outstanding
Basic	9,882		9,795
Diluted	9,882		10,760

(a)	not meaningful

A.D.A.M., Inc.

Consolidated Statements of Operations (Unaudited)

Year-to-Date, 2009 and 2008

(numbers in thousands, except per share data)

	Six Months Ended June 30,				% Increase (Decrease)
	2009	% of Revenues	2008	% of Revenues
Revenues, net:
Licensing	$12,704	92%	$12,759	89%	0%
Product	555	4%	557	4%	0%
Professional services and other	482	4%	996	7%	-52%

Total revenues, net	13,741	100%	14,312	100%	-4%

Cost of revenues:
Cost of revenues	2,179	16%	1,867	13%	17%
Cost of revenues – amortization	975	7%	947	7%	3%

Total cost of revenues	3,154	23%	2,814	20%	12%

Gross profit	10,587	77%	11,498	80%	-8%

Operating expenses:
Product and content development	2,490	18%	2,188	15%	14%
Sales and marketing	3,778	27%	4,274	30%	-12%
General and administrative	2,244	16%	2,593	18%	-13%
Goodwill impairment and restructuring costs	13,940	101%	—	0%	(a )
Restructuring costs	1,408	10%	—	0%	(a )

Total operating expenses	23,860	174%	9,055	63%	164%

Operating income (loss)	(13,273)	-97%	2,443	17%	-643%

Interest expense	233	2%	789	6%	-70%
Loss on sale of investments	—	0%	296	2%	(a )

Income before income taxes	(13,506)	-98%	1,358	9%	(a )
Income tax benefit	—	0%	—	0%	(a )

Net income (loss)	$(13,506)	-98%	$1,358	9%	(a )

Earnings per share
Basic	$(1.37)		$0.14
Diluted	$(1.37)		$0.13

Weighted average common shares outstanding
Basic	9,882		9,755
Diluted	9,882		10,743

(a)	not meaningful

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

Second Quarter, 2009 and 2008

(numbers in thousands, except per share data)

	Three Months Ended June 30,
	2009 GAAP	2009 Non-GAAP	2008 GAAP	2008 Non-GAAP	% Increase/ Decrease
Reconciliation of GAAP operating income (loss), net income (loss) and EPS to non-GAAP measures.

GAAP operating income (loss)	$(349)	$(349)	$1,151	$1,151
Stock-based compensation (2)		158		178
Restructuring costs (4)		1,408		—

Non-GAAP operating income		$1,217		$1,329	-8%

GAAP net income (loss)	$(463)	$(463)	$810	$810
Stock-based compensation (2)		158		178
Amortization of purchased intangibles (3)		189		188
Restructuring costs (4)		1,408		—

Non-GAAP net income		$1,292		$1,176	10%

Diluted earnings per share	$(0.05)	$0.13	$0.08	$0.11
Diluted common shares outstanding	9,882	9,882	10,760	10,760

Reconciliation of GAAP net income (loss) to adjusted EBITDA is as follows:

GAAP net income (loss)		$(463)		$810
Depreciation		107		106
Amortization of software development		323		277
Stock-based compensation (2)		158		178
Amortization of purchase intangibles (3)		189		188
Interest expense (income)		114		341
Restructuring costs (4)		1,408		—

Adjusted EBITDA		$1,836		$1,900	-3%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation related to non-cash charges for stock options.
(3)	Amortization of customer list and purchased software acquired with Online Benefits.
(4)	Facility consolidation—revision in estimate of sublease rental income related to 2008 Facility Consolidation Program

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

Year-to-Date, 2009 and 2008

(numbers in thousands, except per share data)

	Six Months Ended June 30,
	2009 GAAP	2009 Non-GAAP	2008 GAAP	2008 Non-GAAP	% Increase/ Decrease
Reconciliation of GAAP operating income (loss), net income (loss) and EPS to non-GAAP measures.

GAAP operating income (loss)	$(13,273)	$(13,273)	$2,443	$2,443
Stock-based compensation (2)		306		322
Goodwill impairment (5)		13,940		—
Restructuring costs (6)		1,408		—

Non-GAAP operating income		$2,381		$2,765	-14%

GAAP net income (loss)	$(13,506)	$(13,506)	$1,358	$1,358
Stock-based compensation (2)		306		322
Amortization of purchased intangibles (3)		377		377
Goodwill impairment (5)		13,940		—
Restructuring costs (6)		1,408		—

Non-GAAP net income		$2,525		$2,057	23%

Diluted earnings per share	$(1.37)	$0.26	$0.13	$0.19
Diluted common shares outstanding	9,882	9,882	10,743	10,743

Reconciliation of GAAP net income (loss) to adjusted EBITDA is as follows:

GAAP net income (loss)		$(13,506)		$1,358
Depreciation		211		215
Amortization of software development		598		570
Stock-based compensation (2)		306		322
Amortization of purchase intangibles (3)		377		377
Interest expense (income)		233		789
Loss on sale of investments (4)		—		296
Goodwill impairment (5)		13,940		—
Restructuring costs (6)		1,408		—

Adjusted EBITDA		$3,567		$3,927	-9%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation related to non-cash charges for stock options.
(3)	Amortization of customer list and purchased software acquired with Online Benefits.
(4)	Recognition of loss from sale of interest bearing short term investments.
(5)	Goodwill impairment related to the acquisition of Online Benefits.
(6)	Facility consolidation—revision in estimate of sublease rental income related to 2008 Facility Consolidation Program

A.D.A.M., Inc.

Consolidated Balance Sheets (Unaudited)

June 30, 2009 and December 31, 2008

(numbers in thousands)

	June 30, 2009	December 31, 2008
Assets
Current assets
Cash and cash equivalents	$2,215	$1,377
Accounts receivable, net	2,706	3,986
Restricted cash	18	47
Inventories, net	23	33
Prepaids and other current assets	531	597
Deferred income tax asset	558	558

Total current assets	6,051	6,598

Non-current assets
Property and equipment, net	1,495	1,592
Intangible assets, net	9,870	9,979
Goodwill	13,690	27,617
Other assets	212	206
Deferred financing costs, net	72	92
Deferred income tax asset	7,062	7,062

Total non-current assets	32,401	46,548

Total assets	$38,452	$53,146

Liabilities and shareholders’ equity
Current liabilities
Accounts payables and accrued expenses	$3,373	$3,880
Deferred revenue	5,404	5,995
Current portion of long-term debt	2,000	2,000
Current portion of capital lease obligations	20	44

Total current liabilities	10,797	11,919

Non-current liabilities
Capital lease obligations, net of current portion	103	112
Other liabilities	1,930	1,293
Long-term debt, net of current portion	7,000	8,000

Total non-current liabilities	9,033	9,405

Stockholders’ equity
Common stock	102	102
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	58,781	58,475
Accumulated deficit	(39,173)	(25,667)

Total stockholders’ equity	18,622	31,822

Total liabilities and stockholders’ equity	$38,452	$53,146

A.D.A.M., Inc.

Consolidated Statements of Cash Flows (Unaudited)

Year-to-Date, 2009 and 2008

(numbers in thousands)

	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
Cash flows from operating activities
Net income (loss)	$(13,506)	$1,358
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment	13,940	—
Restructuring costs	1,408	—
Payments for restructuring costs	(841)	—
Depreciation and amortization	1,186	1,163
Stock-based compensation expense	306	322
Deferred financing cost amortization	20	241
Loss on sale of investments	—	296
Changes in assets and liabilities:
Accounts receivable	1,280	852
Inventories	10	16
Prepaids and other assets	60	(215)
Accounts payable and accrued liabilities	(756)	(1,014)
Deferred revenue	(591)	(265)
Other liabilities	319	10

Net cash provided by operating activities	2,835	2,764

Cash flows from investing activities
Software product and content development costs	(866)	(1,114)
Purchases of property and equipment	(114)	(329)
Additional cost of previous acquisition	(13)	(40)
Net change in restricted cash	29	—
Proceeds from sale of investments	—	2,716
Purchase of investments	—	(37)

Net cash (used in) provided by investing activities	(964)	1,196

Cash flows from financing activities
Payment on long-term debt	(1,000)	(6,000)
Proceeds from exercise of common stock options	—	554
Repayments on capital leases	(33)	(57)

Net cash used in financing activities	(1,033)	(5,503)

Increase (decrease) in cash and cash equivalents	838	(1,543)
Cash and cash equivalents, beginning of period	1,377	5,425

Cash and cash equivalents, end of period	$2,215	$3,882